Exhibit (h)(4)(c)
                                                               -----------------

                               FIRST AMENDMENT TO
                               ------------------
                            TRANSFER AGENCY AGREEMENT
                            -------------------------


           AMENDMENT made as of the 26th day of August, 2002, between AMSOUTH FUNDS (the "Trust"), a Massachusetts business trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. ("BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, to that certain Transfer Agency
Agreement dated January 1, 2001, under which BISYS performs transfer agency services for the Trust (as amended and in effect on the date hereof, the "Agreement").

           WHEREAS, under the Agreement BISYS is designated as the Trust's transfer agent and performs the transfer agency services for the Trust that are enumerated in the Agreement or a Schedule thereto;

           WHEREAS, the Agreement provides that BISYS shall perform such additional services as are mutually agreed upon and provided in an amendment to the Agreement or its schedules, in consideration of such fees as the parties may agree upon;

           WHEREAS, the Trust desires that BISYS perform certain additional services for the Trust related to anti-money laundering and fraud prevention;

           WHEREAS, BISYS is willing to perform the services enumerated in this Amendment on the terms and conditions set forth in this Amendment (the "AML Services"); and

           WHEREAS, BISYS and Trust wish to enter into this Amendment to the Agreement in order to set forth the terms under which BISYS will perform the AML Services enumerated herein on behalf of the Trust, and to supplement and clarify certain provisions of the Agreement.

           NOW, THEREFORE, in consideration of the covenants herein contained, the Trust and BISYS hereby agree as follows:

      1.   Compliance with Laws / Delegation to BISYS.
           -------------------------------------------

           The Trust acknowledges that it is a financial institution subject to the law entitled Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism ("U.S.A. Patriot") Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts") and shall comply with the AML Acts and applicable regulations adopted thereunder (collectively, the "Applicable AML Laws") in all relevant respects, subject to the delegation of certain responsibilities to BISYS, as provided in the next paragraph below.

           The Trust hereby delegates to BISYS the performance, on behalf of the Trust, of the AML Services set forth in Schedule B to this Amendment as concerns the shareholder accounts maintained by BISYS pursuant to the Agreement (including direct accounts; accounts maintained through FUND/SERV and Networking, to the extent provided below; and omnibus accounts, to the extent provided below). BISYS agrees to the foregoing delegation and agrees to perform the delegated services in accordance with the anti-money laundering program that has been adopted by the Trust (the "AML Program") and to cooperate with the Trust's AML Compliance Officer in the performance of its responsibilities hereunder. In connection therewith, BISYS agrees to maintain policies and procedures, and related internal controls, that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the Applicable AML Laws and the Trust's AML Program. BISYS' obligations under this delegation shall be subject to Sections 4 and 5 of this Amendment, which require that the AML Program adopted by the Trust and any material amendments thereto be submitted to BISYS.

           The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Trust maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

           In connection with the foregoing delegation, the Trust also acknowledges that the performance of the AML Services enumerated in Schedule B involves the exercise of discretion, which in certain circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard, (i) under circumstances in which the AML Program authorizes the taking of certain actions, BISYS is granted the discretion to take any such action as may be authorized, and consultation with the Trust shall not be required in connection therewith unless expressly required by the AML Program, and (ii) the Trust instructs BISYS that it may avail the Trust of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

           As concerns Networking Level III accounts and omnibus accounts, the AML Services performed by BISYS are subject to a more limited scope, as contemplated under the interim final rule of the Department of the Treasury, 31 CFR 103, effective April 24, 2002 (the "Interim Final Rule"). The foregoing reference to the Interim Final Rule shall be deemed to include laws and regulations adopted subsequent to the Interim Final Rule, if and to the extent consistent therewith.

           The  provisions  of  the  Agreement   concerning   recordkeeping  and
confidentiality are subject to the provisions of this Section.

      2.   Reimbursement of Expenses and Miscellaneous Service Fees.
           ---------------------------------------------------------

           In addition to all fees, expenses and miscellaneous fees or charges provided for under the Agreement, BISYS shall be entitled to receive from the Trust the amounts set forth on Exhibit C hereto, reflecting the amounts charged by BISYS for the performance of delegated services under this Amendment with respect to the Trust's AML Program.

      3.   Instructions / Procedures.
           --------------------------

           The Trust acknowledges and agrees that deviations from BISYS' written transfer agent compliance procedures may involve a substantial risk of loss. In the event an authorized representative of the Trust requests that an exception be made from any written compliance or transfer agency procedures adopted by BISYS, or adopted by the Trust and approved by BISYS (including any requirements of the Trust's AML Program), BISYS may in its sole discretion determine whether to permit such exception. In the event BISYS determines to permit such exception, the same shall become effective when set forth in a written instrument executed by an authorized representative of the Trust (other than an employee of BISYS) and delivered to BISYS (an "Exception"); provided that an Exception concerning the requirements of the Trust's AML Program shall be authorized by the Trust's anti-money laundering compliance officer ("AML Compliance Officer"). An Exception shall be deemed to remain effective until the relevant instrument expires according to its terms (or if no expiration date is stated, until BISYS receives written notice from the Trust that such instrument has been terminated and the Exception is no longer in effect). Notwithstanding any provision of the Agreement or this Amendment that expressly or by implication provides to the contrary, as long as BISYS acts in good faith and without willful misconduct, BISYS shall have no liability for any loss, liability, expenses or damages to the Trust resulting from the Exception, and the Trust shall indemnify BISYS and hold BISYS harmless from any loss, liability, expenses (including reasonable attorneys fees) and damages resulting to BISYS therefrom.

           The parties may amend any procedures adopted, approved or set forth under the Agreement by mutual written agreement as may be appropriate or practical under the circumstances. BISYS may conclusively assume that any special procedure which has been approved by an executive officer of the Trust (other than an officer or employee of BISYS) does not conflict with or violate any requirements of the Trust's Declaration of Trust, By-Laws or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

      4.   Representations and Warranties.
           -------------------------------

           The Trust represents and warrants that (a) the Trust has adopted the written AML Program that has been submitted to BISYS pursuant to Section 6, and has appointed the Trust's AML Compliance Officer, who is, or who will be appointed at the next regularly scheduled meeting of the Board of Trustees of the Trust (the "Board"), an officer of the Trust; (b) the AML Program and the designation of the AML Officer have been approved by the Board; (c) the delegation of certain services thereunder to BISYS, as provided in Section 1 of this Amendment, has been approved by the Board; and (d) the Trust will submit any material amendments to the AML Program to BISYS for BISYS' review. Any amendment that would have a material impact upon the AML Services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS prior to adoption. The Trust's AML Compliance Officer need not be an officer of the Trust if not required by applicable laws and regulations.

           BISYS represents and warrants to the Trust that it has adopted and will maintain a written program concerning the anti-money laundering services it provides to its various clients, and that its policies and procedures are reasonably adequate for it to provide the AML Services and comply with its obligations under this Amendment.

      5.   Information to be Furnished by the Trust.
           -----------------------------------------

           The Trust has furnished to BISYS the following, as amended and current as of the date of this Amendment:

           (a) A list of all officers of the Trust, with the Trust's AML Compliance Officer included among the officers therein, and any other persons (who may be associated with the Trust or its investment advisor), together with specimen signatures of those officers and other persons who (except as otherwise provided herein to the contrary) shall be authorized to instruct BISYS in all matters.

           (b)   A copy of the  Trust's  written  AML  Program,  as  defined  in
                 Section 1 of this Amendment, including related Policies and Procedures.

      6.   Information Furnished by BISYS.
           -------------------------------

           BISYS has furnished to the Trust the following:

           (a) The written program concerning anti-money laundering services rendered by BISYS to its various clients.

           (b) The information set forth in the Trust's AML Program in the paragraph entitled "Documentation".

      7.   Access to be Provided.
           ---------------------

           BISYS shall grant reasonable access to each of the Trust, the AML Compliance Officer, and regulators having jurisdiction over the Trust, to the books and records maintained by BISYS as the same relates to the services performed hereunder on behalf of the Trust and shall permit federal examiners to inspect BISYS for purposes of the Trust's AML Program. Records may be edited or redacted to maintain confidentiality of materials related to other clients of BISYS. BISYS shall make its relevant personnel available to meet with the Board concerning the AML Services at least annually or at such other intervals as may be reasonably necessary or appropriate.

      8.   Reports to be Furnished to the Trust.
           -------------------------------------

           At least quarterly, BISYS shall provide a report to the Trust containing the information listed on Schedule D hereto.

      9.   Miscellaneous.
           --------------

           (a)   This  Amendment  supplements  and  amends  the  Agreement.  The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

           (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect (including, without limitation, the term of the Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

           (c)   Paragraph   headings  in  this   Amendment   are  included  for
                 convenience only and are not to be used to construe or interpret this Amendment.

           (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.


                            *     *     *     *     *

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                                          AMSOUTH FUNDS

                                          By:    /s/ Jeffrey C. Cusick
                                                 ---------------------
                                          Title: Vice President


                                          BISYS FUND SERVICES OHIO, INC.


                                          By:    /s/ William Tomko
                                                 -----------------
                                                 President

                                   SCHEDULE B

                             TO THE AMENDMENT TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                    SERVICES
                                    --------


      a. Verify shareholder identity upon opening new accounts in accordance with Section 326 of the Act and any regulations thereunder, subject to the provisions of this Amendment.

      b. Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Trust's AML Program.

      c. Screen potential investors, monitor existing shareholders and place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the Trust's AML Program.

      d.    Create   documentation  to  provide  a  basis  for  law  enforcement authorities to trace illicit funds.

      e. Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's AML Program, and make the same available for inspection by (i) the Trust's AML Compliance Officer, (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer.

      f. Arrange for periodic reviews, at least annually, to be performed by internal auditors or other auditors chosen by BISYS concerning the BISYS operations related to the AML Services.

      g.    Perform  such other  related  services  as are  required  by the AML
            Program.

      h. Provide appropriate anti-money laundering training to relevant BISYS personnel performing AML Services under this Agreement in accordance with the Trust's AML Program.

                                   SCHEDULE C

                             TO THE AMENDMENT TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.


                       CHARGES FOR THE SERVICES SET FORTH
                       ----------------------------------
                       UNDER SCHEDULE B OF THIS AMENDMENT
                       ----------------------------------



One-time set up program cost                $8,500.00
(to be billed in June 2002)


Annual program servicing                    $7,000.00
(to be billed in equal monthly
 amounts of $583.33)


Systems costs

      Early Warning annual fee              $575.00
      Early Warning per record cost         $0.17
      for new account* registration review - does not apply to Network Level III accounts

      Equifax - per request cost            $5.00


      * CHANGES TO ACCOUNT REGISTRATION INFORMATION OR OTHER ACCOUNT-RELATED INFORMATION MAY RESULT IN CHARACTERIZING THE ACCOUNT AS A "NEW ACCOUNT" FOR THESE PURPOSES.

                                   SCHEDULE D

                             TO THE AMENDMENT TO THE
                            TRANSFER AGENCY AGREEMENT
                                     BETWEEN
                                  AMSOUTH FUNDS
                                       AND
                         BISYS FUND SERVICES OHIO, INC.

                                     REPORTS
                                     -------

Following each quarterly period, BISYS will provide a report to the following effect pertaining to the AML Services rendered by BISYS hereunder during such quarterly period:

o     performed good order review for all new and reregistered accounts;

o     performed acceptance review for all monetary instruments received;

o administered signature guarantee policy in accordance with prospectus requirements;

o     administered   escrow   hold   policy  in   accordance   with   prospectus
      requirements;

o     verified customer address changes;

o verified customer identification for all new accounts and all name changes on existing accounts;

o monitored all purchase transactions made with cash equivalents totaling in excess of $10,000, resulting in the filing of [x] Form 8300 reports during the period. The Fund does not accept cash or currency;

o     monitored all accounts for suspicious  activity resulting in the filing of
      [x] Form SAR reports during the period;

o reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control resulting in the freezing and reporting of [x] accounts during the period;

o created the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds;

o maintained all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Fund's anti-money laundering program for all BISYS transfer agent services;

[The following items will be provided if the Trust falls under the related USA PATRIOT Act provisions:]

o performed the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts; and

o performed required due diligence on any new correspondent accounts opened during the period.